Exhibit 99.1
FOR IMMEDIATE RELEASE

Wolfspeed strengthens Board with Appointment of Semiconductor and Technology Executive Andy W. Mattes
New Board member Andy W. Mattes brings deep industry expertise together with proven record leading global public companies through transformation and growth

DURHAM, N.C. — July 29, 2026 — Wolfspeed, Inc. (NYSE: WOLF), a global leader in silicon carbide technology, announced today that Andy W. Mattes has been appointed to its Board of Directors, effective immediately.

Andy W. Mattes is a technology executive with more than 40 years of leadership experience in the semiconductor and advanced technology industries. He previously served as public-company CEO of Coherent and Diebold Nixdorf and has held senior leadership roles at Hewlett Packard, Siemens and McKinsey & Company. Mattes also has more than two decades of public-company Board experience and currently serves on the Board of AT&S AG, ams OSRAM AG and Cohu, Inc. Throughout his career, Mattes has built a strong record of strategic leadership, operational excellence and industry relationships. His experience in technology, operations and corporate governance will support Wolfspeed’s focus on disciplined execution and long-term growth.

“Andy Mattes is a distinguished global technology leader whose experience and strategic perspective will be a tremendous asset to our Board,” said Robert Feurle, CEO of Wolfspeed. “We are pleased to welcome Andy to the Board as Wolfspeed enters its next phase of growth. His proven leadership and industry expertise will be invaluable during this transformative period for the company as it executes its strategic priorities, reinforces its market leadership in silicon carbide, and capitalizes on compelling long-term opportunities.”

Andy Mattes added, “I am excited to join Wolfspeed at this pivotal time in its evolution and to contribute to the company’s mission, strategy and future growth. Wolfspeed’s leadership in silicon carbide addresses critical needs across power electronics, electrification, energy efficiency and advanced industrial applications. Robert Feurle and the management team have taken foundational steps over the past year to position the company for continued progress, and I look forward to partnering with the Board and leadership team as Wolfspeed advances its strategy and creates long-term value for all stakeholders.”

###
About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It RealTM. Learn more at www.Wolfspeed.com.

Wolfspeed® is a registered trademark and The Power to Make It Real™ is a trademark of Wolfspeed, Inc.

Forward-Looking Statements
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about Wolfspeed’s strategic plans, priorities, growth opportunities, and ability to achieve profitability. Actual results could differ materially due to factors detailed in Wolfspeed’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent SEC filings. These forward-looking statements represent Wolfspeed’s judgment as of the date of this release. Except as required under U.S. federal securities laws, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release.

Media Relations: media@wolfspeed.com

Investor Relations: investorrelations@wolfspeed.com

2